CBNK Announces Record Quarterly Earnings
Diluted EPS of $0.80, ROAA of 2.23%, and ROAE of 22.16% for 2Q 2022
Rockville, Maryland, July 20, 2022 (GLOBE NEWSWIRE) – Capital Bancorp, Inc. (the "Company") (NASDAQ: CBNK), the holding company for Capital Bank, N.A. (the "Bank"), today reported net income of $11.5 million, or $0.80 per diluted share, for the second quarter of 2022 representing 19.3% growth when compared to net income of $9.6 million, or $0.68 per diluted share, for the second quarter of 2021. Net portfolio loans increased $81.4 million, or 21.4 percent annualized, during the second quarter.
"Loan growth, stable deposit costs, OpenSky® performance and lower than anticipated expenses drove another quarter of outstanding performance," said Ed Barry, CEO of the Company and the Bank. "Credit quality in our commercial and consumer loan portfolios remains stable with an anticipated increase in loss provisions in our OpenSky® loan portfolio. Continued aggressive marketing by fintech and credit card companies offering unsecured subprime credit cards has resulted in account growth headwinds in OpenSky®, but we are confident that our approach to serving this market and our investments to scale our platform will continue to deliver substantial profits in this business. Our multi-year effort to transform our deposit franchise continues to show results and will help drive results in the rising rate environment."

"We are pleased with how well Capital Bank's diversified business model continues to perform despite changes in macroeconomic conditions" said Steven Schwartz, Chairman of the Board of the Company. "Our extremely dedicated management team and fully engaged Board remain focused on increasing shareholder value by improving our unique mix of products with the adoption of state-of-the-art technology to deliver coveted financial solutions to our customers."

Second Quarter 2022 Highlights
Capital Bancorp, Inc.
•Record Earnings - Continued strong performance by the Commercial Bank and OpenSky® contributed to the second quarter's record results. Quarterly net income increased to $11.5 million from $9.6 million in the second quarter of 2021 due mainly to increased net interest income due to loan growth and an increase in rates. The increase in net interest income was offset by an increase in the loan loss provision and a decrease in noninterest income. Earnings were $0.80 per diluted share for the three months ended June 30, 2022 and $0.68 for the three months ended June 30, 2021.
•Continued Outstanding Performance Ratios - Return on average assets ("ROAA") and return on average equity ("ROAE") were 2.23% and 22.16%, respectively, for the three months ended June 30, 2022, compared to 1.90% and 22.36%, respectively, for the three months ended June 30, 2021.
•Expanded Net Interest Margin - Net interest margin was 7.06% for the three months ended June 30, 2022, compared to 5.47% for the same three month period last year. The margin expansion was primarily driven by increases in the yield on portfolio loans including credit card loans to card holders whose accounts have been open for more than a year as origination costs on these accounts are amortized in the first year and no longer offset annual renewal fees. Rate increases in our adjustable rate portfolios also contributed to the margin expansion.
•Robust Capital Positions - As of June 30, 2022, the Company reported a common equity tier 1 capital ratio of 15.55% and an allowance for loan losses to total portfolio loans ratio of 1.63%, or 1.64% excluding SBA-PPP loans. Tangible book value per common share grew 15.0 percent to $14.80 at June 30, 2022 when compared to the same quarter in 2021.
Commercial Bank
•Strong Portfolio Loan Growth - Portfolio loans, excluding credit cards, increased by $199.2 million, or 15.6 percent, to $1.5 billion at June 30, 2022 compared to June 30, 2021. This growth was mainly due to a 29.0 percent increase in commercial real estate loans of $136.8 million, of which $92.9 million was owner occupied. Also contributing to the growth was a 22.0 percent increase in commercial and industrial loans of $34.9 million and an 7.8 percent increase in construction real estate loans of $17.4 million when comparing the quarter ended June 30, 2022 to the quarter ended June 30, 2021.
•Improving Credit Metrics - Non-performing assets ("NPAs") decreased to 0.34% of total assets at June 30, 2022 compared to 0.54% at June 30, 2021 with the disposition of $3.2 million in other real estate owned and a reduction in nonaccrual loans of $1.0 million as management continues to focus on reducing non-performing assets. The provision for loan losses increased $1.3 million compared to the second quarter of 2021. The current provision for the three months ended June 30, 2022 was $2.0 million and was related to the growth in the unsecured credit card loans and secured customer attrition which tends to result in an increase in charge offs of certain fees in excess of the secured portion of the loan.
•SBA-PPP Loans - SBA-PPP loans, net of $301 thousand in unearned fees, totaled $15.9 million at June 30, 2022 which was comprised of $1.4 million in 2020 originations and $14.7 million of 2021 originations. As of June 30, 2022, the Company has obtained forgiveness for $359.5 million of SBA-PPP loans.
Capital Bank Home Loans

•Slowing Mortgage Originations - Origination volumes declined 68.2 percent, to $84.4 million, in the second quarter of 2022, when compared to $265.5 million in the second quarter of 2021. The continued steepening of the yield curve in the second quarter of 2022 slowed originations from the year earlier when low interest rates fueled refinance volumes.
•Purchase Volume - While purchase volumes increased to 85.2 percent of total originations for the second quarter of 2022, up from 50.6 percent during the second quarter of 2021, total purchase originations declined by 46.7% during the same period.
OpenSky®
•Strong Revenue Growth - OpenSky® revenue grew by 22.1 percent to $23.0 million for the quarter ended June 30, 2022 from the same period in 2021 due to an increase in average credit card loan balances as well as an increase in the yield on those credit card loans. Normal customer attrition and aggressive marketing by fintech and credit card companies offering unsecured subprime credit cards has resulted in the continued decline in the total number of OpenSky® accounts.
•Continued Growth in OpenSky® Loans - OpenSky® loan balances, net of reserves, increased by $20.8 million to $142.2 million compared to $121.4 million in the second quarter of 2021. Corresponding deposit balances decreased 11.4 percent or $27.6 million from $241.7 million at June 30, 2021 to $214.1 million at June 30, 2022.

2022 Highlights
Capital Bancorp
•Diversified Businesses Drive Net Income - Net income for the six months ended June 30, 2022 increased 16.6 percent to $21.7 million, or $1.52 per diluted share, from $18.6 million, or $1.32 per diluted share for the six months ended June 30, 2021. Continued strong operating results demonstrate the advantages of the Company's diversified business lines that are, in certain respects, non-correlated across economic cycles.
•Top Tier Performance Ratios - Improved earnings supported ROAA and ROAE of 2.12% and 21.25%, respectively, for the six months ended June 30, 2022 compared to 1.88% and 22.33%, respectively, for the six months ended June 30, 2021.
•Expanded Net Interest Margin - For the six months ended June 30, 2022, net interest margin increased by 161 basis points to 6.93% compared to 5.32% for the six months ended June 30, 2021. The margin improvement was primarily driven by increases in the yield on portfolio loans including credit card loans to card holders whose accounts have been open for more than a year as origination costs on these accounts are amortized in the first year and no longer offset annual renewal fees.. Rate increases in our adjustable rate portfolios also contributed to the margin expansion.
•Stable Efficiency Ratio - The efficiency ratio decreased to 63.52% for the six months ended June 30, 2022 compared to 66.73% for the same six month period in the prior year.
•Strong Balance Sheet Growth - Total assets increased $99.5 million, or 4.8 percent during the six months ended June 30, 2022 and was primarily funded by a $91.8 million increase in deposits.The growth of earning assets on the balance sheet consisted primarily of increases in cash equivalents of $67.5 million, portfolio loans net of deferred fees of $83.7 million which includes OpenSky® net loan growth of $15.8 million, and investment securities available for sale of $42.1 million. Asset growth was primarily offset by a decrease of $92.4 million in SBA-PPP loans.
Commercial Bank
•Strong Portfolio Loan Growth - During the first six months of 2022, portfolio loans, excluding credit card loans, increased by $84.2 million, or 12.2 percent on an annualized basis, to $1.5 billion at June 30, 2022 compared to the first six months of 2021 when portfolio loans, excluding credit card loans, increased by $61.0 million to $1.3 billion at June 30, 2021. The 2022 growth was primarily due to a $52.3 million increase in commercial real estate loans, of which $47.7 million was owner occupied, and a $28.6 million increase in residential real estate.
•Improved Deposit Franchise and Lower Cost of Funding - While total deposits at June 30, 2022 decreased in comparison to total deposits at June 30, 2021, the composition of the deposit portfolio has continued to shift into a more favorable source of funding. Noninterest bearing deposits continue to grow and represented 44.6 percent of total deposits at June 30, 2022. The cost of interest bearing liabilities declined to 0.43% from 0.73% for the same period in the prior year, due mainly to the run-off of higher cost time deposits which have been replaced with lower cost money market accounts.
•COVID-19 Related Deferrals - At June 30, 2022, outstanding loans deferred due to COVID-19 amounted to $2.3 million, a decrease of 86.9 percent from $11.9 million at June 30, 2021.

Capital Bank Home Loans
•Gain on Sale - The year-to-date gain on sale of mortgage loans decreased to $5.0 million at June 30, 2022 from $19.8 million at June 30, 2021 due mainly to the $424.4 million, or 68.5 percent, decline in mortgage originations. The steepening yield curve in 2022 has slowed originations from the year earlier period when low interest rates fueled refinance volumes. Gain on sale margins, down slightly from 2.91% for the six months ended June 30, 2021, remained strong at 2.48% for the six months ended June 30, 2022. Historically-low housing inventory, shortages in new home building materials, and fluctuating interest rates are likely to continue suppressing origination volumes into 2022.
OpenSky®
•Balance Growth Offsets Account Attrition - Gross credit card balances increased by $20.7 million, or 16.7 percent, at June 30, 2022 when compared to June 30, 2021. The growth in credit card loan balances coupled with an increase in interest rates accounted for the $12.4 million growth in interest income when comparing the six months ended June 30, 2022 to the same period in 2021. A decrease in overall credit card accounts led to a reduction in credit card fees, which decreased by 11.1 percent to $12.1 million compared to $13.7 million for the same six month period last year.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended			Six months ended
	June 30,			June 30,
(dollars in thousands except per share data)	2022	2021	% Change	2022	2021	% Change
Earnings Summary
Interest income	$36,556	$29,289	24.8%	$70,957	$55,927	26.9%
Interest expense	1,156	1,769	(34.7)%	2,226	3,964	(43.8)%
Net interest income	35,400	27,520	28.6%	68,731	51,963	32.3%
Provision for loan losses	2,035	781	160.6%	2,987	1,284	132.6%
Noninterest income	8,362	13,471	(37.9)%	16,650	27,421	(39.3)%
Noninterest expense	27,130	27,205	(0.3)%	54,232	52,972	2.4%
Income before income taxes	14,597	13,005	12.2%	28,162	25,128	12.1%
Income tax expense	3,089	3,357	(8.0)%	6,443	6,499	(0.9)%
Net income	$11,508	$9,648	19.3%	$21,719	$18,629	16.6%

Pre-tax pre-provision net revenue ("PPNR") (2)	$16,632	$13,786	20.6%	$31,149	$26,412	17.9%
Weighted average common shares - Basic	14,007	13,766	1.8%	13,998	13,762	1.7%
Weighted average common shares - Diluted	14,313	14,172	1.0%	14,323	14,070	1.8%
Earnings per share - Basic	$0.82	$0.70	17.1%	$1.55	$1.35	14.8%
Earnings per share - Diluted	$0.80	$0.68	17.6%	$1.52	$1.32	15.2%
Return on average assets (1)	2.23%	1.90%	17.4%	2.12%	1.88%	12.8%
Return on average assets, excluding impact of SBA-PPP loans(1) (2)	2.04%	1.65%	23.6%	1.86%	1.60%	16.3%
Return on average equity	22.16%	22.36%	(0.9)%	21.25%	22.33%	(4.8)%

	Quarter Ended		2Q22 vs. 2Q21	Quarter Ended
	June 30,			March 31,	December 31,	September 30,
(in thousands except per share data)	2022	2021	% Change	2022	2021	2021
Balance Sheet Highlights
Assets	$2,154,846	$2,151,850	0.1%	$2,122,453	$2,055,300	$2,169,556
Investment securities available for sale	226,509	160,515	41.1%	172,712	184,455	189,165
Mortgage loans held for sale	11,708	47,935	(75.6)%	17,036	15,989	36,005
SBA-PPP loans, net of fees	15,864	202,763	(92.2)%	51,085	108,285	137,178
Portfolio loans receivable (3)	1,607,677	1,392,471	15.5%	1,526,256	1,523,982	1,445,126
Allowance for loan losses	26,419	24,079	9.7%	25,252	25,181	24,753
Deposits	1,888,920	1,917,419	(1.5)%	1,862,722	1,797,137	1,921,238
FHLB borrowings	22,000	22,000	—%	22,000	22,000	22,000
Other borrowed funds	12,062	12,062	—%	12,062	12,062	12,062
Total stockholders' equity	207,316	177,204	17.0%	201,492	197,903	189,080
Tangible common equity(2)	207,316	177,204	17.0%	201,492	197,903	189,080

Common shares outstanding	14,010	13,772	1.7%	14,001	13,962	13,802
Tangible book value per share (2)	$14.80	$12.87	15.0%	$14.39	$14.17	$13.70
______________
(1) Annualized for the quarterly periods
(2) Refer to Appendix for reconciliation of non-GAAP measures.
(3) Loans are reflected net of deferred fees and costs.

Operating Results - Comparison of Three Months Ended June 30, 2022 and 2021
For the three months ended June 30, 2022, net interest income increased $7.9 million, or 28.6 percent, to $35.4 million from the same period in 2021, primarily due to an increase in interest earned on the credit card loan portfolio. The net interest margin increased 159 basis points to 7.06% for the three months ended June 30, 2022 from the same period in 2021 due in large part to the acceleration of the deferred fees associated with the SBA-PPP loan forgiveness as well as the recognition of deferred fees on the credit card loans. Net interest margin, excluding credit card and SBA-PPP loans, was 3.86% for the second quarter of 2022 compared to 3.55% for the same period in 2021. For the three months ended June 30, 2022, average interest earning assets decreased $4.9 million, or 0.2 percent, to $2.0 billion as compared to the same period in 2021, and the average yield on interest earning assets increased 147 basis points. Compared to the same period in the prior year, average interest bearing liabilities decreased $60.0 million, or 5.5 percent, while the average cost of interest-bearing liabilities decreased 20 basis points to 0.45% from 0.65%.
The provision for loan losses of $2.0 million for the three months ended June 30, 2022 was related to growth in the credit card portfolio and the cycling of credit card accounts. Net charge-offs for the second quarter of 2022 were $868 thousand, or 0.23% on an annualized basis of average portfolio loans, compared to $252 thousand, or 0.08% on an annualized basis of average loans for the second quarter of 2021. All of the $868 thousand in net charge-offs during the quarter were related to the credit card portfolio.
For the quarter ended June 30, 2022, noninterest income was $8.4 million, a decrease of $5.1 million, or 37.9 percent, from $13.5 million in the prior year quarter. The decrease was primarily the result of reduced mortgage banking revenue.
Net credit card loan balances increased by $20.8 million to $142.2 million as of June 30, 2022 from $121.4 million at June 30, 2021. The related deposit account balances decreased 11.4 percent to $214.1 million at June 30, 2022 when compared to $241.7 million at June 30, 2021. For the three months ended June 30, 2022, OpenSky's® secured credit card accounts decreased by 14 thousand net compared to 65 thousand net new accounts for the same period in 2021 as the elevated new account originations related to Covid stimulus payments subside.
The efficiency ratio for the three months ended June 30, 2022 decreased to 62.00% compared to 66.37% for the three months ended June 30, 2021.
Noninterest expense was $27.1 million for the three months ended June 30, 2022, as compared to $27.2 million for the three months ended June 30, 2021, a decrease of $74 thousand, or 0.3 percent. The decrease was primarily driven by decreases in data processing expenses of $2.9 million and loan processing expenses of $640 thousand, and were offset by increases in salaries and employee benefits of $1.3 million, advertising expenses of $930 thousand, and professional fees of $1.1 million.
Operating Results - Comparison of Six Months Ended June 30, 2022 and 2021
For the six months ended June 30, 2022, net interest income increased $16.8 million, or 32.3 percent, to $68.7 million from the same period in 2021, primarily due to an increase in average balances in the portfolio loans. The net interest margin increased 161 basis points to 6.93% for the six months ended June 30, 2022 from the same period in 2021. Net interest margin, excluding credit card and SBA-PPP loans, was 3.84% for the six months ended June 30, 2022 compared to 3.59% for the same period in 2021. For the six months ended June 30, 2022, average interest earning assets increased $30.8 million, or 1.6 percent, to $2.0 billion as compared to the same period in 2021, and the average yield on interest earning assets increased 143 basis points. Compared to the same period in the prior year, average interest-bearing liabilities decreased $56.9 million, or 5.2 percent, while the average cost of interest bearing liabilities decreased 30 basis points to 0.43% from 0.73%.
For the six months ended June 30, 2022, the provision for loan losses was $3.0 million, an increase of $1.7 million from the prior year. Net charge-offs for the six months ended June 30, 2022 were $1.7 million, or 0.23% annualized of average portfolio loans, compared to $640 thousand, or 0.10% annualized of average portfolio loans, for the same period in 2021. The $1.7 million in net charge-offs during the six months ended June 30, 2022 was comprised of credit card portfolio net charge-offs.

For the six months ended June 30, 2022, noninterest income was $16.7 million, a decrease of $10.8 million, or 39.3 percent, from the same period in 2021. The decrease was primarily driven by the reduction in mortgage banking revenues of $9.7 million.
For the six months ended June 30, 2022, the Bank had a net decrease of 44 thousand OpenSky® secured credit card accounts, decreasing the total number of open accounts to 616 thousand. This compares to 139 thousand net new originations for the same period last year, which increased total open accounts to 708 thousand.
The efficiency ratio for the six months ended June 30, 2022 decreased to 63.52% compared to 66.73% for the six months ended June 30, 2021 due to increases in interest income.
Noninterest expense was $54.2 million for the six months ended June 30, 2022, as compared to $53.0 million for the six months ended June 30, 2021, an increase of $1.3 million, or 2.4 percent. The increase was primarily driven by a $3.1 million, or 17.7 percent, increase in salaries and benefits, an increase in professional fees of 58.6 percent, or $1.8 million, and an $1.7 million, or 81.7 percent, increase in advertising expense. The increase was partially offset by a $3.9 million, or 20.0 percent, decrease in data processing and a $1.3 million, or 64.1 percent, decrease in loan processing. The decrease of $3.9 million in data processing expenses was primarily due to a contract renegotiation.
Financial Condition

Total assets at June 30, 2022 were $2.2 billion, comparable to the balance at June 30, 2021. Net portfolio loans, which exclude mortgage loans held for sale and SBA-PPP loans, totaled $1.6 billion as of June 30, 2022, an increase of 15.5 percent as compared to $1.4 billion at June 30, 2021.
While total deposits were $1.9 billion for the period ended June 30, 2022, a slight decline from the balance at June 30, 2021, the composition of the deposit portfolio shifted, with a decrease in higher costing time deposits of $121.9 million, or 43.1 percent, when comparing June 30, 2022 to June 30, 2021 to lower costing money market accounts and noninterest bearing accounts. At June 30, 2022, there were no listing service or brokered deposits compared to $68.2 million at June 30, 2021.
The Company recorded a provision for loan losses of $3.0 million during the six months ended June 30, 2022, which increased the allowance for loan losses to $26.4 million, or 1.63% of total loans (1.64%, excluding SBA-PPP loans, on a non-GAAP basis) at June 30, 2022. Nonperforming assets were $7.3 million, or 0.34% of total assets, as of June 30, 2022, down from $11.6 million, or 0.54% of total assets, at June 30, 2021, and was comprised solely of nonperforming loans. Included in nonperforming loans at June 30, 2022 were troubled debt restructurings of $519 thousand.
Stockholders’ equity increased to $207.3 million as of June 30, 2022, compared to $177.2 million at June 30, 2021. This increase was primarily attributable to earnings during the period of $21.7 million which were offset by unrealized losses recorded net of tax on the available for sale securities in the rising interest rate environment creating a $12.3 million reduction in accumulated other comprehensive income during the period. As of June 30, 2022, the Bank's capital ratios continued to exceed the regulatory requirements for a “well-capitalized” institution.

Consolidated Statements of Income (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Interest income
Loans, including fees	$35,304	$28,641	$69,193	$54,709
Investment securities available for sale	779	544	1,149	1,021
Federal funds sold and other	473	104	615	197
Total interest income	36,556	29,289	70,957	55,927

Interest expense
Deposits	964	1,582	1,847	3,589
Borrowed funds	192	187	379	375
Total interest expense	1,156	1,769	2,226	3,964

Net interest income	35,400	27,520	68,731	51,963
Provision for loan losses	2,035	781	2,987	1,284
Net interest income after provision for loan losses	33,365	26,739	65,744	50,679

Noninterest income
Service charges on deposits	183	165	346	312
Credit card fees	6,210	7,715	12,134	13,655
Mortgage banking revenue	1,528	5,270	3,318	13,013
Gain on sale of investment securities available for sale, net	—	153	—	153
Other fees and charges	441	168	852	288
Total noninterest income	8,362	13,471	16,650	27,421

Noninterest expenses
Salaries and employee benefits	10,071	8,750	20,381	17,317
Occupancy and equipment	1,313	1,195	2,339	2,324
Professional fees	2,417	1,362	4,738	2,987
Data processing	7,266	10,122	15,542	19,433
Advertising	2,223	1,293	3,862	2,126
Loan processing	335	975	727	2,026
Other operating	3,505	3,508	6,643	6,759
Total noninterest expenses	27,130	27,205	54,232	52,972
Income before income taxes	14,597	13,005	28,162	25,128
Income tax expense	3,089	3,357	6,443	6,499
Net income	$11,508	$9,648	$21,719	$18,629

Consolidated Balance Sheets
(in thousands except share data)	(unaudited) June 30, 2022	December 31, 2021
Assets
Cash and due from banks	$14,776	$42,914
Interest bearing deposits at other financial institutions	234,823	136,824
Federal funds sold	1,285	3,657
Total cash and cash equivalents	250,884	183,395
Investment securities available for sale	226,509	184,455
Marketable equity securities	245	245
Restricted investments	3,615	3,498
Loans held for sale	11,708	15,989
SBA-PPP loans receivable, net of fees	15,864	108,285
Portfolio loans receivable, net of deferred fees and costs	1,607,677	1,523,982
Less allowance for loan losses	(26,419)	(25,181)
Total portfolio loans held for investment, net	1,581,258	1,498,801
Premises and equipment, net	3,315	3,282
Accrued interest receivable	7,276	7,901
Deferred income taxes, net	12,929	9,793
Other real estate owned	—	86
Bank owned life insurance	36,011	35,506
Other assets	5,232	4,064
Total assets	$2,154,846	$2,055,300

Liabilities
Deposits
Noninterest bearing	$842,363	$787,650
Interest bearing	1,046,557	1,009,487
Total deposits	1,888,920	1,797,137
Federal Home Loan Bank advances	22,000	22,000
Other borrowed funds	12,062	12,062
Accrued interest payable	300	473
Other liabilities	24,248	25,725
Total liabilities	1,947,530	1,857,397

Stockholders' equity
Common stock, $.01 par value; 49,000,000 shares authorized; 14,010,158 and 13,962,334 issued and outstanding	140	140
Additional paid-in capital	55,762	54,306
Retained earnings	164,750	144,533
Accumulated other comprehensive loss	(13,336)	(1,076)
Total stockholders' equity	207,316	197,903
Total liabilities and stockholders' equity	$2,154,846	$2,055,300

The following table shows the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our assets and the average costs of our liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

	Three Months Ended June 30,
	2022			2021
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(Dollars in thousands)
Assets
Interest earning assets:
Interest bearing deposits	$218,251	$429	0.79%	$259,330	$63	0.10%
Federal funds sold	1,655	2	0.48	3,087	—	—
Investment securities available for sale	215,172	779	1.45	139,997	544	1.56
Restricted stock and equity securities	3,854	42	4.37	3,478	41	4.70
Loans held for sale	11,447	134	4.70	44,644	314	2.82
SBA-PPP loans receivable	28,870	1,120	15.56	250,040	2,272	3.64
Portfolio loans receivable(2)	1,532,671	34,050	8.91	1,316,224	26,055	7.94
Total interest earning assets	2,011,920	36,556	7.29	2,016,800	29,289	5.82
Noninterest earning assets	56,298			24,432
Total assets	$2,068,218			$2,041,232

Liabilities and Stockholders’ Equity
Interest bearing liabilities:
Interest bearing demand accounts	$259,192	38	0.06	$282,197	50	0.07
Savings	9,913	1	0.04	6,634	1	0.05
Money market accounts	566,303	396	0.28	460,669	352	0.31
Time deposits	160,279	529	1.32	304,519	1,179	1.55
Borrowed funds	34,062	192	2.27	35,770	187	2.10
Total interest bearing liabilities	1,029,749	1,156	0.45	1,089,789	1,769	0.65
Noninterest bearing liabilities:
Noninterest bearing liabilities	22,647			20,111
Noninterest bearing deposits	807,558			758,255
Stockholders’ equity	208,264			173,077
Total liabilities and stockholders’ equity	$2,068,218			$2,041,232

Net interest spread			6.84%			5.17%
Net interest income		$35,400			$27,520
Net interest margin(3)			7.06%			5.47%
_______________
(1)Annualized.
(2)Includes nonaccrual loans.
(3)For the three months ended June 30, 2022 and June 30, 2021, collectively, SBA-PPP loans and credit card loans accounted for 320 and 192 basis points of the reported net interest margin, respectively.

	Six Months Ended June 30,
	2022			2021
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(Dollars in thousands)
Assets
Interest earning assets:
Interest bearing deposits	$208,043	$530	0.51%	$232,712	$113	0.10%
Federal funds sold	3,148	2	0.13	3,477	—	0.00
Investment securities available for sale	197,965	1,149	1.17	123,443	1,022	1.67
Restricted stock and equity securities	3,810	83	4.39	3,691	83	4.56
Loans held for sale	12,467	245	3.96	58,475	794	2.74
SBA-PPP loans receivable	55,917	3,186	11.49	242,619	4,741	3.94
Portfolio loans receivable(1)	1,519,857	65,762	8.73	1,305,973	49,174	7.59
Total interest earning assets	2,001,207	70,957	7.15	1,970,390	55,927	5.72
Noninterest earning assets	61,533			25,113
Total assets	$2,062,740			$1,995,503

Liabilities and Stockholders’ Equity
Interest bearing liabilities:
Interest bearing demand accounts	$276,490	74	0.05	$269,647	118	0.09
Savings	9,098	3	0.07	6,127	2	0.05
Money market accounts	552,858	697	0.25	465,882	881	0.38
Time deposits	165,485	1,073	1.31	318,512	2,588	1.64
Borrowed funds	34,062	379	2.24	34,699	375	2.18
Total interest bearing liabilities	1,037,993	2,226	0.43	1,094,867	3,964	0.73
Noninterest bearing liabilities:
Noninterest bearing liabilities	23,397			22,940
Noninterest bearing deposits	795,221			709,443
Stockholders’ equity	206,129			168,253
Total liabilities and stockholders’ equity	$2,062,740			$1,995,503

Net interest spread			6.72%			4.99%
Net interest income		$68,731			$51,963
Net interest margin(2)			6.93%			5.32%
_______________
(1)
(1)Includes nonaccrual loans.
(2)For the six months ended June 30, 2022 and June 30, 2021, collectively, SBA-PPP loans and credit card loans accounted for 309 and 173 basis points of the reported net interest margin, respectively.

The Company’s reportable segments represent business units with discrete financial information whose results are regularly reviewed by management. The four segments include Commercial Banking, Capital Bank Home Loans (the Company’s mortgage loan division), OpenSky® (the Company’s credit card division) and the Corporate Office. The following schedule presents financial information for each reportable segment for the three and six months ended June 30, 2022 and June 30, 2021.

Segments

For the Three Months Ended June 30, 2022
(in thousands)	Commercial Bank	CBHL	OpenSky®	Corporate(2)	Eliminations	Consolidated
Interest income	$18,912	$134	$16,780	$758	$(28)	$36,556
Interest expense	952	64	—	168	(28)	1,156
Net interest income	17,960	70	16,780	590	—	35,400
Provision for loan losses	—	—	2,035	—	—	2,035
Net interest income after provision	17,960	70	14,745	590	—	33,365
Noninterest income	526	1,626	6,210	—	—	8,362
Noninterest expense(1)	12,859	2,217	11,940	114	—	27,130
Net income before taxes	$5,627	$(521)	$9,015	$476	$—	$14,597

Total assets	$1,958,893	$12,257	$137,180	$226,950	$(180,434)	$2,154,846

For the Three Months Ended June 30, 2021
Interest income	$17,297	$313	$11,114	$600	$(35)	$29,289
Interest expense	1,413	221	—	170	(35)	1,769
Net interest income	15,884	92	11,114	430	—	27,520
Provision for loan losses	349	—	432	—	—	781
Net interest income after provision	15,535	92	10,682	430	—	26,739
Noninterest income	260	5,454	7,715	42	—	13,471
Noninterest expense(1)	10,489	3,283	13,328	105	—	27,205
Net income before taxes	$5,306	$2,263	$5,069	$367	$—	$13,005

Total assets	$1,943,106	$49,110	$128,009	$197,071	$(165,446)	$2,151,850
________________________
(1)     Noninterest expense includes $6.7 million and $9.3 million in data processing expense in OpenSky’s® segment for the three months ended June 30, 2022 and 2021, respectively.
(2)    The Corporate segment invests idle cash in revenue producing assets including interest bearing cash accounts, loan participations and other appropriate investments for the Company.

For the Six Months Ended June 30, 2022
(in thousands)	Commercial Bank	CBHL	OpenSky®	Corporate(2)	Eliminations	Consolidated
Interest income	$37,412	$245	$31,720	$1,645	$(65)	$70,957
Interest expense	1,805	145	—	341	(65)	2,226
Net interest income	35,607	100	31,720	1,304	—	68,731
Provision for loan losses	—	—	2,987	—	—	2,987
Net interest income after provision	35,607	100	28,733	1,304	—	65,744
Noninterest income	1,083	3,433	12,134	—	—	16,650
Noninterest expense(1)	24,922	4,316	24,822	172	—	54,232
Net income before taxes	$11,768	$(783)	$16,045	$1,132	$—	$28,162

Total assets	$1,958,893	$12,257	$137,180	$226,950	$(180,434)	$2,154,846

For the Six Months Ended June 30, 2021
Interest income	$34,861	$789	$19,309	$1,029	(61)	$55,927
Interest expense	3,124	569	—	332	(61)	3,964
Net interest income	31,737	220	19,309	697	—	51,963
Provision for loan losses	729	—	485	70	—	1,284
Net interest income after provision	31,008	220	18,824	627	—	50,679
Noninterest income	498	13,227	13,655	41	—	27,421
Noninterest expense(1)	19,888	7,202	25,702	180	—	52,972
Net income before taxes	$11,618	$6,245	$6,777	$488	$—	$25,128

Total assets	$1,943,106	$49,110	$128,009	$197,071	$(165,446)	$2,151,850
________________________
(1)     Noninterest expense includes $14.3 million and $17.9 million in data processing expense in OpenSky’s® segment for the six months ended June 30, 2022 and 2021, respectively.
(2)    The Corporate segment invests idle cash in revenue producing assets including interest bearing cash accounts, loan participations and other appropriate investments for the Company.

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(dollars in thousands except per share data)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Earnings:
Net income	$11,508	$10,211	$10,171	$11,177	$9,648
Earnings per common share, diluted	0.80	0.71	0.71	0.79	0.68
Net interest margin	7.06%	6.79%	6.49%	6.27%	5.47%
Net interest margin, excluding credit cards & SBA-PPP loans (1)	3.86%	3.82%	3.70%	3.52%	3.55%
Return on average assets(2)	2.23%	2.01%	1.95%	2.13%	1.90%
Return on average assets, excluding impact of SBA-PPP loans (1)(2)	2.04%	1.67%	1.80%	1.99%	1.65%
Return on average equity(2)	22.16%	20.30%	20.66%	23.87%	22.36%
Efficiency ratio	62.00%	65.12%	65.83%	64.10%	66.37%
Balance Sheet:
Total portfolio loans receivable, net	$1,607,677	$1,526,256	$1,523,982	$1,445,126	$1,392,471
Total deposits	1,888,920	1,862,722	1,797,137	1,921,238	1,917,419
Total assets	2,154,846	2,122,453	2,055,300	2,169,556	2,151,850
Total shareholders' equity	207,316	201,492	197,903	189,080	177,204
Asset Quality Ratios:
Nonperforming assets to total assets	0.34%	0.28%	0.56%	0.77%	0.54%
Nonperforming assets to total assets, excluding the SBA-PPP loans (1)	0.34%	0.29%	0.59%	0.83%	0.60%
Nonperforming loans to total loans	0.45%	0.38%	0.70%	0.85%	0.52%
Nonperforming loans to portfolio loans (1)	0.46%	0.39%	0.75%	0.94%	0.60%
Net charge-offs to average portfolio loans (1)(2)	0.23%	0.24%	0.18%	0.08%	0.08%
Allowance for loan losses to total loans	1.63%	1.60%	1.54%	1.56%	1.51%
Allowance for loan losses to portfolio loans (1)	1.64%	1.65%	1.65%	1.71%	1.73%
Allowance for loan losses to non-performing loans	360.06%	422.65%	220.40%	182.48%	287.40%
Bank Capital Ratios:
Total risk based capital ratio	14.34%	14.36%	13.79%	13.86%	13.51%
Tier 1 risk based capital ratio	13.09%	13.10%	12.53%	12.60%	12.25%
Leverage ratio	9.11%	8.74%	8.36%	7.83%	7.58%
Common equity Tier 1 capital ratio	13.09%	13.10%	12.53%	12.60%	12.25%
Tangible common equity	8.17%	8.11%	8.36%	7.57%	7.17%
Holding Company Capital Ratios:
Total risk based capital ratio	17.66%	17.16%	16.41%	15.75%	16.14%
Tier 1 risk based capital ratio	15.70%	15.19%	14.43%	14.49%	14.10%
Leverage ratio	10.93%	10.25%	9.73%	9.12%	8.78%
Common equity Tier 1 capital ratio	15.55%	15.04%	14.28%	14.34%	13.94%
Tangible common equity	9.62%	9.49%	9.63%	8.72%	8.23%

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(dollars in thousands except per share data)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Composition of Loans:
SBA-PPP loans, net	$15,864	$51,085	$108,285	$137,178	$202,763
Residential real estate	$430,244	$420,242	$401,607	$418,205	$420,015
Commercial real estate	608,646	564,725	556,339	502,523	471,807
Construction real estate	241,249	245,722	255,147	251,256	223,832
Commercial and industrial	193,262	177,504	175,956	143,244	158,392
Credit card, net of reserve	142,166	123,750	141,120	134,979	121,410
Other consumer loans	856	909	1,033	1,425	1,034
Portfolio loans receivable	$1,616,423	$1,532,852	$1,531,202	$1,451,632	$1,396,490
Deferred origination fees, net	(8,746)	(6,596)	(7,220)	(6,506)	(4,019)
Portfolio loans receivable, net	$1,607,677	$1,526,256	$1,523,982	$1,445,126	$1,392,471
Composition of Deposits:
Noninterest bearing	$842,363	$825,174	$787,650	$833,187	$828,308
Interest-bearing demand	305,377	279,591	330,924	369,812	314,883
Savings	10,078	9,894	6,994	6,682	6,965
Money markets	570,298	585,920	493,919	493,029	484,567
Time deposits	160,804	162,143	177,650	218,528	282,696
Total Deposits	$1,888,920	$1,862,722	$1,797,137	$1,921,238	$1,917,419
Capital Bank Home Loan Metrics:
Origination of loans held for sale	$84,432	$110,446	$158,051	$217,175	$265,517
Mortgage loans sold	89,797	109,953	178,068	229,111	278,384
Gain on sale of loans	1,918	3,042	4,423	6,108	7,763
Purchase volume as a % of originations	85.23%	73.16%	56.44%	50.98%	50.64%
Gain on sale as a % of loans sold(3)	2.14%	2.77%	2.48%	2.67%	2.79%
Mortgage commissions	$772	$1,125	$1,462	$1,884	$2,364
OpenSky® Portfolio Metrics:
Active customer accounts	616,435	630,709	660,397	700,383	707,600
Secured credit card loans, gross	$118,938	$109,978	$125,898	$125,393	$116,054
Unsecured credit card loans, gross	25,641	16,233	17,682	12,037	7,808
Noninterest secured credit card deposits	214,110	220,354	229,530	242,405	241,724
_______________
(1)Refer to Appendix for reconciliation of non-GAAP measures.
(2)Annualized.
(3)Gain on sale percentage is calculated as gain on sale of loans divided by mortgage loans sold.

Appendix

Reconciliation of Non-GAAP Measures

Return on Average Assets, as Adjusted	Quarters Ended
Dollars in thousands	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021

Net Income	11,508	10,211	10,171	11,177	9,648
Less: SBA-PPP loan income	$1,120	2,066	1,347	1,525	2,272
Net Income, as Adjusted	$10,388	8,145	8,824	9,652	7,376
Average Total Assets	$2,068,218	2,057,201	2,066,283	2,084,772	2,041,232
Less: Average SBA-PPP Loans	28,870	83,264	116,595	162,217	250,040
Average Total Assets, as Adjusted	$2,039,348	1,973,937	1,949,688	1,922,555	1,791,192
Return on Average Assets, as Adjusted	2.04%	1.67%	1.80%	1.99%	1.65%

Net Interest Margin, as Adjusted	Quarters Ended
Dollars in thousands	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021

Net Interest Income	$35,400	$33,331	$32,671	$32,059	$27,520
Less Credit card loan income	16,376	14,487	15,010	15,086	10,497
Less SBA-PPP loan income	1,120	2,066	1,347	1,525	2,272
Net Interest Income, as Adjusted	$17,904	$16,778	$16,314	$15,448	$14,751
Average Interest Earning Assets	2,011,920	1,990,377	1,996,331	2,026,616	2,016,801
Less Average credit card loans	124,548	124,923	131,306	124,771	100,456
Less Average SBA-PPP loans	28,870	83,264	116,595	162,217	250,040
Total Average Interest Earning Assets, as Adjusted	$1,858,502	$1,782,190	$1,748,430	$1,739,628	$1,666,305
Net Interest Margin, as Adjusted	3.86%	3.82%	3.70%	3.52%	3.55%

Tangible Book Value per Share	Quarters Ended
Dollars in thousands, except per share amounts	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021

Total Stockholders' Equity	$207,316	$201,492	$197,903	$189,080	$177,204
Less: Preferred equity	—	—	—	—	—
Less: Intangible assets	—	—	—	—	—
Tangible Common Equity	$207,316	$201,492	$197,903	$189,080	$177,204
Period End Shares Outstanding	14,010,158	14,000,520	13,962,334	13,801,936	13,771,615
Tangible Book Value per Share	$14.80	$14.39	$14.17	$13.70	$12.87

Appendix

Reconciliation of Non-GAAP Measures

Allowance for Loan Losses to Total Portfolio Loans	Quarters Ended
Dollars in thousands	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021

Allowance for Loan Losses	$26,419	$25,252	$25,181	$24,753	$24,079
Total Loans	1,623,541	1,577,341	1,632,267	1,582,304	1,595,234
Less: SBA-PPP loans	15,864	51,085	108,285	137,178	202,763
Total Portfolio Loans	$1,607,677	$1,526,256	$1,523,982	$1,445,126	$1,392,471
Allowance for Loan Losses to Total Portfolio Loans	1.64%	1.65%	1.65%	1.71%	1.73%

Nonperforming Assets to Total Assets, net SBA-PPP Loans	Quarters Ended
Dollars in thousands	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021

Total Nonperforming Assets	$7,338	$5,975	$11,512	$16,801	$11,615
Total Assets	2,154,846	2,122,453	2,055,300	2,169,556	2,151,850
Less: SBA-PPP loans	15,864	51,085	108,285	137,178	202,763
Total Assets, net SBA-PPP Loans	$2,138,982	$2,071,368	$1,947,015	$2,032,378	$1,949,087
Nonperforming Assets to Total Assets, net SBA-PPP Loans	0.34%	0.29%	0.59%	0.83%	0.60%

Nonperforming Loans to Total Portfolio Loans	Quarters Ended
Dollars in thousands	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021

Total Nonperforming Loans	$7,338	$5,975	$11,425	$13,565	$8,378
Total Loans	1,623,541	1,577,341	1,632,267	1,582,304	1,595,234
Less: SBA-PPP loans	15,864	51,085	108,285	137,178	202,763
Total Portfolio Loans	$1,607,677	$1,526,256	$1,523,982	$1,445,126	$1,392,471
Nonperforming Loans to Total Portfolio Loans	0.46%	0.39%	0.75%	0.94%	0.60%

Net Charge-offs to Average Portfolio Loans	Quarters Ended
Dollars in thousands	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021

Total Net Charge-offs	$868	$881	$672	$301	$252
Total Average Loans	1,561,541	1,590,166	1,582,473	1,569,198	1,567,973
Less: Average SBA-PPP loans	28,870	83,264	116,595	162,217	250,040
Total Average Portfolio Loans	$1,532,671	$1,506,902	$1,465,878	$1,406,981	$1,317,933
Net Charge-offs to Average Portfolio Loans	0.23%	0.24%	0.18%	0.08%	0.08%

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Quarters Ended
Dollars in thousands	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021

Net income	$11,508	$10,211	$10,171	$11,177	$9,648
Add: Income Tax Expense	3,089	3,354	3,522	3,877	3,357
Add: Provision for Loan Losses	2,035	952	1,100	975	781
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$16,632	$14,517	$14,793	$16,029	$13,786

ABOUT CAPITAL BANCORP, INC.
Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. The Company’s wholly-owned subsidiary, Capital Bank, N.A., is the fourth largest bank headquartered in Maryland at June 30, 2022. Capital Bancorp has been providing financial services since 1999 and now operates bank branches in five locations in the greater Washington, D.C. and Baltimore, Maryland markets. Capital Bancorp had assets of approximately $2.2 billion at June 30, 2022 and its common stock is traded in the NASDAQ Global Market under the symbol “CBNK.” More information can be found at the Company's website www.CapitalBankMD.com under its investor relations page.
FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” "optimistic," “intends” and similar words or phrases. Any or all of the forward-looking statements in this earnings release may turn out to be inaccurate. The inclusion of forward-looking information in this earnings release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements.  Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. For details on some of the factors that could affect these expectations, see risk factors and other cautionary language included in the Company's Annual Report on Form 10-K and other periodic and current reports filed with the Securities and Exchange Commission.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; geopolitical concerns, including the ongoing war in Ukraine; the magnitude and duration of the COVID-19 pandemic and related variants and mutations and their impact on the global economy and financial market conditions and our business, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; the transition away from USD LIBOR and uncertainty regarding potential alternative reference rates, including SOFR; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national, or global level; and other factors that may affect our future results.

These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

FINANCIAL CONTACT: Alan Jackson (240) 283-0402
MEDIA CONTACT: Ed Barry (240) 283-1912
WEB SITE: www.CapitalBankMD.com